EXHIBIT 99.1

AMERICAN EAGLE OUTFITTERS

REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

PITTSBURGH–March 1, 2017—American Eagle Outfitters, Inc. (NYSE:AEO) today reported EPS of $0.30 for the fourth quarter and $1.16 for the year ended January 28, 2017. Excluding asset impairment, restructuring and related charges of $0.09 per diluted share, the company’s adjusted EPS were $0.39 and $1.25 for the fourth quarter and full year, respectively.

Last year, the company reported EPS of $0.42 for the fourth quarter and EPS from continuing operations of $1.09 for the year ended January 30, 2016, which included a gain on the sale of a distribution center and a lower tax rate related to income tax settlements, federal tax credits and tax strategies. Excluding these items, last year’s adjusted fourth quarter EPS was $0.35 and annual EPS from continuing operations was $1.01. The EPS figures refer to diluted earnings per share.

Jay Schottenstein, Chief Executive Officer commented, “I’m extremely proud that our strategic priorities centered on product innovation and customer focus have delivered results and greater consistency throughout 2016, despite a highly competitive and challenging retail landscape. The American Eagle brand continued its strong leadership in jeans and bottoms and has experienced accelerated growth in women’s apparel. Aerie posted double-digit sales growth throughout 2016, fueled by superior merchandise, a strengthening customer base and growing brand awareness. We’ve made great progress, yet we have much more opportunity across the marketplace. I’m confident that the strength of our brands and focused priorities will enable us to deliver long-term returns to our shareholders.”

Fourth Quarter 2016 Results

The following discussion is based on Non-GAAP results, as presented in the accompanying GAAP to Non-GAAP reconciliation.

•	Total net revenue decreased 1% to $1.10 billion from $1.11 billion last year.

•	Consolidated comparable sales were up slightly, following a 4% increase last year.

•	Gross profit increased slightly to $389 million from $388 million. The gross margin rate increased 30 basis points to 35.4% of revenue compared to 35.1% last year. A favorable merchandise margin reflecting improved IMU was partially offset by higher delivery costs related to growth in the direct business.

•	Selling, general and administrative expense of $242 million was flat compared to last year, with higher advertising expense offset by lower incentive compensation. As a rate to revenue, SG&A deleveraged 20 basis points to 22.1%.

•	Operating income of $107 million compared to $106 million last year, improving 20 basis points to 9.8% as a rate to revenue.

•	Adjusted EPS of $0.39 increased 11% compared to adjusted EPS of $0.35 last year.

Fiscal Year 2016 Results

The following discussion is based on Non-GAAP results from continuing operations, as presented in the accompanying GAAP to Non-GAAP reconciliation.

•	Total net revenue increased 2% to $3.61 billion from $3.52 billion last year.

•	Consolidated comparable sales increased 3%, following a 7% increase last year.

•	Gross profit increased 5% to $1.37 billion and leveraged 90 basis points to 37.9% as a rate to revenue. The improvement in the gross margin reflected an increase in the merchandise margin based on improved IMU.

•	Selling, general and administrative expense of $858 million was up 2% compared to $844 million last year, due to higher advertising expense offset by lower incentive compensation. As a rate to revenue, SG&A leveraged 20 basis points to 23.8%.

•	Operating income increased 14% to $353 million. The operating margin increased 100 basis points to 9.8%.

•	Adjusted EPS from continuing operations of $1.25 increased 24% compared to adjusted EPS of $1.01 last year.

Asset Impairment and Restructuring Charges

In the fourth quarter, the company had asset impairment and restructuring charges totaling $21 million related to its owned and operated stores in the UK, China and Hong Kong. The company is exploring an initiative to convert those markets to licensed partnerships. Related to these initiatives, the company expects to incur additional restructuring charges in fiscal 2017. The timing and magnitude of charges is dependent on a number of factors, including negotiating third-party agreements, adherence to notification requirements and local laws.

Inventory

Total ending inventories at cost increased 17% to $358 million. The average unit cost was up 13% and units increased 4% compared to last year. In-transit inventory was significantly higher due to acceleration of receipts. On-hand inventories were up 6% to last year. The inventory composition reflected an investment in AE bottoms to support better in-stocks and an increase in aerie inventory to support strong demand and new store growth.

Capital Expenditures

In 2016, capital expenditures totaled $161 million. For fiscal 2017, the company expects capital expenditures to be in the range of $160 to $170 million, with roughly half related to store remodeling projects and new openings, and the balance to support the digital business, omni-channel tools and general corporate maintenance.

Cash

The company ended the year with total cash of $379 million. As a result of strong free cash flow, cash increased $119 million compared to the end of 2015. During 2016, we returned $91 million in cash dividends to our shareholders.

Store Information

In the quarter, the company opened 2 AE stores and closed 11 AE stores. There were 6 Aerie stand alone stores opened and 1 Aerie stand alone store closed. Additionally, the company opened 1 Tailgate store and 1 Todd Snyder store. Internationally, the company opened 15 licensed stores and closed 2 licensed stores during the quarter. The company ended the year with 943 AE stores, which included 88 Aerie side-by-side locations. Additionally, the company had 102 Aerie stand alone stores and 176 licensed stores at year end. For additional fourth quarter 2016 actual and fiscal 2017 projected store information, see the accompanying table.

First Quarter Outlook

Based on anticipated comparable store sales in the range of flat to a low single digit decline, management expects first quarter 2017 EPS to be approximately $0.15 to $0.17. This guidance excludes potential asset impairment and restructuring charges, and compares to EPS of $0.22 last year.

Conference Call and Supplemental Financial Information

Today, management will host a conference call and real time webcast at 9:00 a.m. Eastern Time. To listen to the call, dial 1-877-407-0789 or internationally dial 1-201-689-8562 or go to http://investors.ae.com to access the webcast and audio replay. Also, a financial results presentation is posted on the company’s website.

Non-GAAP Measures

This press release includes information on non-GAAP financial measures (“non-GAAP” or “adjusted”), including earnings per share information and the consolidated results of operations excluding non-GAAP items. These financial measures are not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. The company believes that this non-GAAP information is useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. These amounts are not determined in accordance with GAAP and therefore, should not be used exclusively in evaluating the company’s business and operations.

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About American Eagle Outfitters, Inc.

American Eagle Outfitters, Inc. (NYSE: AEO) is a leading global specialty retailer offering high-quality, on-trend clothing, accessories and personal care products at affordable prices under its American Eagle Outfitters® and Aerie® brands. The company operates more than 1,000 stores in the United States, Canada, Mexico, China, Hong Kong and the United Kingdom, and ships to 81 countries worldwide through its websites. American Eagle Outfitters and Aerie merchandise also is available at more than 170 international locations operated by licensees. For more information, please visit www.ae.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements, which represent our expectations or beliefs concerning future events, including first quarter 2017 results. All forward-looking statements made by the company involve material risks and uncertainties and are subject to change based on factors beyond the company’s control. Such factors include, but are not limited to the risk that the company’s operating, financial and capital plans may not be achieved and the risks described in the Risk Factor Section of the company’s Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. Accordingly, the company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. The company does not undertake to publicly update or revise its forward-looking statements even if future changes make it clear that projected results expressed or implied will not be realized.

CONTACT:	American Eagle Outfitters, Inc.
Kristen McGraw, 412-432-3300

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	January 28, 2017	January 30, 2016
	(unaudited)
ASSETS
Cash and cash equivalents	$378,613	$260,067
Merchandise inventory	358,446	305,178
Accounts receivable	86,634	80,912
Prepaid expenses and other	77,536	77,218

Total current assets	901,229	723,375

Property and equipment, net	707,797	703,586
Intangible assets, net	49,373	51,832
Goodwill	14,887	17,186
Non-current deferred income taxes	49,250	64,927
Other assets	60,124	51,340

Total Assets	$1,782,660	$1,612,246

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$246,204	$182,789
Accrued compensation and payroll taxes	54,184	79,302
Accrued rent	78,619	77,482
Accrued income and other taxes	12,220	22,223
Unredeemed gift cards and gift certificates	52,966	48,274
Current portion of deferred lease credits	12,780	12,711
Other current liabilities and accrued expenses	36,810	40,901

Total current liabilities	493,783	463,682

Deferred lease credits	45,114	50,104
Non-current accrued income taxes	4,537	4,566
Other non-current liabilities	34,657	42,518

Total non-current liabilities	84,308	97,188

Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	2,496	2,496
Contributed capital	603,890	590,820
Accumulated other comprehensive income	(36,462)	(29,868)
Retained earnings	1,775,775	1,659,267
Treasury stock	(1,141,130)	(1,171,339)

Total stockholders’ equity	1,204,569	1,051,376

Total Liabilities and Stockholders’ Equity	$1,782,660	$1,612,246

Current Ratio	1.83	1.56

AMERICAN EAGLE OUTFITTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(unaudited)

	GAAP Basis 13 Weeks Ended
	January 28, 2017	% of Revenue	January 30, 2016	% of Revenue
Total net revenue	$1,097,246	100.0%	$1,105,828	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	708,744	64.6%	717,877	64.9%

Gross profit	388,502	35.4%	387,951	35.1%
Selling, general and administrative expenses	242,059	22.1%	233,020	21.1%
Impairment and restructuring charges	21,166	1.9%	—	0.0%
Depreciation and amortization	39,403	3.6%	39,295	3.5%

Operating income	85,874	7.8%	115,636	10.5%
Other income (expense), net	1,382	0.1%	(2,262)	-0.2%

Income before income taxes	87,256	7.9%	113,374	10.3%
Provision for income taxes	32,634	2.9%	31,668	2.9%

Net income	$54,622	5.0%	$81,706	7.4%

Net income per basic share	$0.30		$0.43
Net income per diluted share	$0.30		$0.42
Weighted average common shares outstanding—basic	182,055		191,697
Weighted average common shares outstanding—diluted	185,054		194,259

	GAAP Basis 52 Weeks Ended
	January 28, 2017	% of Revenue	January 30, 2016	% of Revenue
Total net revenue	$3,609,865	100.0%	$3,521,848	100.0%
Cost of sales, including certain buying, occupancy and warehousing expenses	2,242,938	62.1%	2,219,114	63.0%

Gross profit	1,366,927	37.9%	1,302,734	37.0%
Selling, general and administrative expenses	857,562	23.8%	834,700	23.7%
Impairment and restructuring charges	21,166	0.6%	—	0.0%
Depreciation and amortization	156,723	4.3%	148,156	4.2%

Operating income	331,476	9.2%	319,878	9.1%
Other income, net	3,786	0.1%	1,993	0.0%

Income before income taxes	335,262	9.3%	321,871	9.1%
Provision for income taxes	122,813	3.4%	108,580	3.1%

Income from continuing operations	212,449	5.9%	213,291	6.0%
Gain from discontinued operations, net of tax	—	0.0%	4,847	0.2%

Net income	$212,449	5.9%	$218,138	6.2%

Basic income per common share:
Income from continuing operations	$1.17		$1.10
Gain from discontinued operations	—		0.02

Net income per basic share	$1.17		$1.12
Diluted income per common share:
Income from continuing operations	$1.16		$1.09
Gain from discontinued operations	—		0.02

Net income per diluted share	$1.16		$1.11
Weighted average common shares outstanding—basic	181,429		194,351
Weighted average common shares outstanding—diluted	183,835		196,237

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended
	January 28, 2017
	Operating income (loss)	Net income	Diluted income per common share
GAAP Basis	$85,874	$54,622	$0.30
% of Revenue	7.8%	5.0%
Add: Asset Impairment and Restructuring Charges(1):	21,166	13,991	0.07
Tax (2):	—	3,088	0.02

Non-GAAP Basis	$107,040	$71,701	$0.39
% of Revenue	9.8%	6.5%

(1)	- $21.2 million pre-tax asset impairments and restructuring charges relating to our wholly-owned businesses in the United Kingdom and Asia.
(2)	- GAAP tax rate included impact of valuation allowances on asset impairment and restructuring charges. Excluding the impact of those items resulted in a 33.9% tax rate for the quarter.

	52 Weeks Ended
	January 28, 2017
	Operating income (loss)	Net income	Diluted income per common share
GAAP Basis	$331,476	$212,449	$1.16
% of Revenue	9.2%	5.9%
Add: Asset Impairment and Restructuring Charges(1):	21,166	13,631	0.07
Tax (2):	—	3,447	0.02

Non-GAAP Basis	$352,642	$229,527	$1.25
% of Revenue	9.8%	6.4%

(1)	- $21.2 million pre-tax asset impairments and restructuring charges relating to our wholly-owned businesses in the United Kingdom and Asia.
(2)	- GAAP tax rate included impact of valuation allowances on asset impairment and restructuring charges. Excluding the impact of those items resulted in a 35.6% tax rate for the year.

AMERICAN EAGLE OUTFITTERS, INC.

GAAP TO NON-GAAP RECONCILIATION

(Dollars in thousands, except per share amounts)

(unaudited)

	13 Weeks Ended January 30, 2016
	Selling, general & administrative expenses	Operating income (loss)	Net income	Diluted income per common share
GAAP Basis	$233,020	$115,636	$81,706	$0.42
% of Revenue	21.1%	10.5%	7.4%
Gain on Sale of Warrendale DC (1):	9,422	(9,422)	(6,793)	(0.03)
Tax (2):	—	—	(7,443)	(0.04)

Non-GAAP Basis	$242,442	$106,214	$67,470	$0.35
% of Revenue	21.9%	9.6%	6.1%

(1)	- $9.4 million pre-tax gain on sale of previously closed Warrendale Distribution center.
(2)	- GAAP tax rate included income tax settlements and a decrease to the valuation allowance on foreign deferred tax assets. Excluding the impact of those items resulted in a 35.1% tax rate.

	52 Weeks Ended January 30, 2016
	Selling, general & administrative expenses	Operating income (loss)	Income from continuing operations	Diluted income per common share from continuing operations
GAAP Basis	$834,700	$319,878	$213,291	$1.09
% of Revenue	23.7%	9.1%	6.0%
Gain on Sale of Warrendale DC (1):	9,422	(9,422)	(6,247)	(0.04)
Tax (2):	—	—	(7,990)	(0.04)

Non-GAAP Basis	$844,122	$310,455	$199,055	$1.01
% of Revenue	24.0%	8.8%	5.7%

(1)	- $9.4 million pre-tax gain on sale of previously closed Warrendale Distribution center.
(2)	- GAAP tax rate included income tax settlements and a decrease to the valuation allowance on foreign deferred tax assets. Excluding the impact of those items resulted in a 36.3% tax rate.

AMERICAN EAGLE OUTFITTERS, INC.

COMPARABLE SALES RESULTS BY BRAND

(unaudited)

	Fourth Quarter Comparable Sales
	2016	2015
American Eagle Outfitters, Inc. (1)	0.4%	4%
AE Total Brand (1)	-1%	3%
aerie Total Brand (1)	17%	26%

	Fiscal Year Comparable Sales
	2016	2015
American Eagle Outfitters, Inc. (1)	3%	7%
AE Total Brand (1)	1%	7%
aerie Total Brand (1)	23%	20%

(1)	AEO Direct is included in consolidated and total brand comparable sales.

AMERICAN EAGLE OUTFITTERS, INC.

STORE INFORMATION

(unaudited)

	Fourth Quarter 2016	Fiscal 2016	Fiscal 2017 Guidance
Consolidated stores at beginning of period	1,052	1,047	1,050
Consolidated stores opened during the period
AE Brand	2	12	15 - 20
aerie	6	13	15
Tailgate Clothing Co.	1	3	1
Todd Snyder	1	1	1
Consolidated stores closed during the period
AE Brand	(11)	(18)	(15) - (20)
aerie	(1)	(8)	(8) - (10)

Total consolidated stores at end of period	1,050	1,050	1,057 - 1,059
Stores remodeled and refurbished during the period	5	63	55 - 65
Total gross square footage at end of period	6,619,267	6,619,267	Not Provided
International license locations at end of period (1)	176	176	206

(1)	International license locations are not included in the consolidated store data or the total gross square footage calculation.